Exhibit 99.1

Hoth Therapeutics, Inc. Issues Letter to Shareholders

NEW YORK, Sept. 4, 2019 /PRNewswire/ -- Hoth Therapeutics, Inc. (Nasdaq: HOTH), a biopharmaceutical company focused on unique targeted therapeutics for patients suffering from dermatological indications ranging from atopic dermatitis to chronic wound disorders, today issued a letter to shareholders.

Dear Shareholder,

I wanted to take a moment to provide you with a brief update on both the recent achievements and direction at Hoth Therapeutics, Inc.  The Company has made significant strides since its IPO earlier this year. Management has worked diligently to produce strategic milestones in order to establish a strong foundation capable of supporting long-term growth.  We are proud of our recent accomplishments and excited to leverage the many opportunities that lay ahead.

BioLexa Platform

In conjunction with our clinical plan for BioLexa in treating pediatric eczema, Hoth has recently begun its toxicology study and our female minipigs will be weighed and clipped this Friday in preparation for their first dose on Monday, the 9th of September. This will begin testing the maximum feasible volume and concentration of the updated BioLexa formulation.  The results of these minipig studies will help guide Hoth in finalizing our clinical trials in humans.

Additionally, we continue to plan our proposed human trial for atopic dermatitis (Eczema) in Australia. As stated in our press release dated, June 6, 2019, Hoth has formally set up its Australian subsidiary and has also engaged Novotech as the Company’s CRO in Australia. Novotech, a clinical development program, from project management through to clinical trial monitoring, management and patient recruitment is widely acclaimed and its expertise will help us expedite our drug development and trial program.  We believe that their experience and knowledge will provide an edge in helping us bring these novel treatments to the worldwide marketplace.

In July, we also announced positive results from our pilot study of BioLexa in treating diabetic wounds. The study, developed at Massachusetts General Hospital (MGH), was designed to establish foundational protocols for assessing effectiveness of the BioLexa Platform, for accelerating and improving wound healing in the context of acute and chronic diabetic ulcers, using an animal model of impaired wound healing developed at MGH.    Upon removal of the wound dressings and the obscuring cream, Dr. Ruxandra Sirbulescu, who designed and conducted the pilot study, observed that the majority of the wounds, treated with either BioLexa or the carrier base control of BioLexa, were fully closed and re-epithelialized.

Dr. Sirbulescu commented, “We observed complete closure in all treated wounds, which is not typical for this experimental model. Moreover, several parameters associated with the quality of tissue regeneration were significantly improved after treatment of the open ulcers with Biolexa, including better collagen deposition and increased angiogenesis. Our next studies will aim to confirm the observed regenerative effects of the Biolexa platform in the context of chronic diabetic ulcers, with and without substantial bacterial burden.”

These initial results represent a critical step in establishing BioLexa within the dermatological treatment sector. The next study will take place later this year, and into 2020 at MGH and will be a more rigorous examination of the BioLexa platform when it comes to treating these wounds.

Being that Hoth maintains exclusive worldwide rights to the BioLexa Platform, our commitment to the commercialization of this drug is paramount.

Lupus Treatment and Zylö Therapeutics Partnership

On August 20, 2019, Hoth finalized an agreement with Zylö Therapeutics Inc to co-develop a new treatment for patients suffering from Cutaneous Lupus Erythematosus (CLE).  CLE is a chronic autoimmune disease that affects the skin. This partnership centers around an innovative sustained-release drug-delivery system that uses patented xerogel-derived nanoparticles, called Z-pods™, to deliver—in a sustained and controlled manner—notoriously hard-to-deliver therapeutic agents through topical administration.

Scientists at the Albert Einstein College of Medicine, where the platform technology was originally developed, have demonstrated that topical administration with AEA-loaded Z-pods inhibits the development of CLE lesions in a well-established animal model of lupus. This work reinforces and highlights the utility of targeting the endocannabinoid system for autoimmune rheumatic diseases.

Our plan, along with our partner Zylö Therapeutics, is to undertake an independent confirmation study of prior results later this year.  Hoth also acquired some rights to market the formulation in other countries and to apply it to diseases such as psoriasis and rheumatoid arthritis.

Worldwide Licensing Agreements and Strategic Relationships

Hoth is committed to working with some of the most well-respected names within the biopharmaceutical market.  We recently entered into an exclusive license option agreement with the George Washington University (GW) pertaining to its intellectual property on the use of Aprepitant for treating skin-related and other side effects from drugs used to treat cancer.

Under the terms of the agreement, Hoth has an option to exclusively license two US patents covering methods of using Aprepitant or other drugs that inhibit neurokinin-1 (NK-1) receptor function.   This agreement complements the rights provided to Hoth under the recently announced research collaboration with inventor William B. Weglicki, M.D.’s laboratory at GW, which includes an option for Hoth to license any future inventions that may arise from the ongoing Hoth-funded studies at GW.

Additionally, we aligned ourselves with the University of Maryland, Baltimore and Isoprene Pharmaceuticals Inc., via a Commercial Evaluation Sublicense and Option Agreement. The agreement grants Hoth complete evaluation and option rights in the Dermatology Evaluation Field to develop and commercialize therapeutic compounds for the treatment of dermatological conditions in humans. The licensing agreement for VNLG -152 stems from results reported by UMB relating to the effect Retinoic acid metabolism blocking agents (RAMBAs) offer in treating cancer and dermatology related issues.

We have currently begun the synthesis of VNLG -152 and expect materials by the end of September for a proposed animal study.

As we leave summer behind and enter the fall of 2019, Hoth has expanded its pipeline and has established a path for each therapeutic in our portfolio.  Going forward, I will continue to update our shareholders as we continue to execute on our strategic growth plan.  I want to thank you all for your interest and commitment in the company and we look forward to continued success into 2020 and beyond.

Sincerely yours,

Robb Knie
Chief Executive Officer

About Hoth Therapeutics, Inc.

Hoth Therapeutics, Inc., a Nevada corporation, is a biopharmaceutical company focused on unique targeted therapeutics for patients suffering from indications such as atopic dermatitis, also known as eczema. Hoth has exclusive worldwide rights to the BioLexa Platform.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements that relate to the advancement and development of the BioLexa Platform, the commencement of clinical trials, the availability of data from clinical trials and other information that is not historical information. When used herein, words such as “anticipate”, “being”, “will”, “plan”, “may”, “continue”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Hoth’s current expectations and various assumptions. Hoth believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Hoth may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described under the caption “Risk Factors” in Hoth’s Form 10K for the period ending December 31, 2018, and Hoth’s other filings made with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as Hoth’s current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Hoth cannot guarantee future results, events, levels of activity, performance or achievements. Hoth does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

Contact

Investor Relations Contact:
Phone: (646) 756-2997
Email: investorrelations@hoththerapeutics.com
www.hoththerapeutics.com